EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in the Registration Statement (Form S-8) of Oracle Corporation pertaining to the following:

Hyperion Solutions Corporation 2004 Equity Incentive Plan
Hyperion Solutions Corporation 1999 Stock Option Plan
Hyperion Solutions Corporation 1995 Stock Option/Stock Issuance Plan
Hyperion Solutions Corporation 1992 Stock Option Plan
Hyperion Software Corporation 1991 Stock Plan
Hyperion Software Corporation 1991 Non-Employee Director Stock Option Plan
Decisioneering, Inc. 1997 Stock Option Plan
SQRIBE 1995 Stock Option Plan
Brio Software, Inc. 2000 Non-Executive Director Stock Option Plan
Brio Software, Inc. 1998 Stock Option Plan
Brio Software, Inc. 1998 Directors' Stock Option Plan
Brio Software, Inc. 1998 Non-Executive Stock Option Plan
Arbor Software Corporation 1995 Stock Option/Stock Issuance Plan
of our reports dated July 20, 2006, with respect to the consolidated financial statements and schedule of Oracle Corporation, Oracle Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oracle Corporation, included in its Annual Report (Form 10-K) for the year ended May 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Francisco, California,

May 8, 2007